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Exhibit 5.8

Reply to: Keith A. Greenfield Direct Phone: (403) 260-0309 Direct Fax: (403) 260-0330 kag@bdplaw.com Assistant: Lynda Rowland Direct Phone: (403) 260-0119 Our File: 57686-18

December 23, 2004

To:
United States Securities and Exchange Commission

Dear Sirs:

Re:
Harvest Operations Corp., Harvest Energy Trust and Subsidiaries ("Harvest") —
Registration Statement on Form F-10

We hereby consent to the references to us and the use of our name in the Registration Statement of Harvest on Form F-10 filed the date hereof (the "Registration Statement") and the preliminary prospectus dated December 23, 2004 of Harvest included in the Registration Statement.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours truly,
BURNET, DUCKWORTH & PALMER LLP

/s/ Keith A. Greenfield
KEITH A. GREENFIELD

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  Exhibit 5.8